Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-233539) of Yunji Inc. of our report dated April 26, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
April 26, 2023